                                EXHIBIT "B"

                          COVENANT NOT TO COMPETE
                          -----------------------

     THIS COVENANT NOT TO COMPETE ("Agreement"), made and executed this ---- day of April, 1995, by and among New Enviroq, Inc., a Florida corporation, (hereinafter sometimes referred to as "New Enviroq"), and Insituform Mid-America, Inc., a Delaware corporation (hereinafter sometimes referred to as "Mid-America").

                           W I T N E S S E T H:

     WHEREAS, effective this date pursuant to that certain Merger Agreement, dated as of November 2, 1994 (the "Merger Agreement"), by and among Mid-America, New Enviroq, and the other parties thereto, Mid-America has purchased by merger the business of Enviroq Corporation, a Delaware corporation, except for that business transferred to New Enviroq; and
     WHEREAS, New Enviroq is the successor to certain businesses and assets of Enviroq and because of this and other factors is considered to have extensive experience of long duration in the conduct and operation of the business in which Enviroq is engaged; and
     WHEREAS, to secure the full value of the business being purchased by Mid-America, Mid-America desires to obtain for its benefit the restrictive covenant of New Enviroq as hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutually dependent covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


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     1.   Term.  This Agreement shall remain in full force and effect for a
          ----
period of two (2) years, commencing on the date hereof and continuing thereafter through and until April 18, 1997.
     2.   Compensation.  Mid-America shall issue to New Enviroq for its
          ------------
covenant not to compete hereinafter set forth, and New Enviroq shall accept for such covenant, Mid-America's Subordinated Promissory Note in the principal amount of Three Million Dollars ($3,000,000) in the form attached to the Merger Agreement as Exhibit D.
     3.   Covenants of New Enviroq.  In consideration of the compensation
          ------------------------
payable to it under this Agreement, New Enviroq covenants and agrees with Mid-America (which term, unless the context indicates otherwise, shall hereinafter refer to Mid-America and all its subsidiaries) as follows:
          a.   Noncompetition.  For a period of two years from and after the
               --------------
     date of this Agreement, New Enviroq shall not, directly or indirectly, enter into, engage in, be employed by or consult with any business except Mid-America which rehabilitates, lines, relines, coats, constructs or reconstructs pipelines, sewers, conduits or passageways anywhere in the world ("Business"), either on its own account, or as an independent contractor, consultant, partner or joint venturer, or as an agent of another person (including any corporation or other entity), or as a stockholder of a corporation or other entity, or otherwise.

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          b.   Non-Solicitation.  During the term of this Agreement, New
               ----------------
     Enviroq shall refrain from and will not, directly or indirectly, on its own account or as an independent contractor, consultant, partner or joint venturer, of another person, (including any corporation or other entity except Mid-America), or as a stockholder of a corporation or other entity, or otherwise, (i) solicit any of the employees of Mid-America to terminate their employment or (ii) solicit accounts or orders from any suppliers or customers of Mid-America relating to the Business.
          c.   Extension.  The period of time during which New Enviroq is
               ---------
     prohibited from engaging in such business practices pursuant to the provisions of subparagraphs (a) and (b) above shall be extended by the length of time during which New Enviroq is in breach of such covenants.
          d.   Applicability of Restrictive Covenants.  It is understood and
               --------------------------------------
     agreed by and between the parties hereto that the restrictive covenants set forth in subparagraphs (a) and (b) above are essential elements of this Agreement and that, but for the agreement of New Enviroq to comply with such covenants, Mid-America would not have agreed to enter into this Agreement.
          e.   Remedies.  New Enviroq agrees that damages at law will be
               --------
     an insufficient remedy to Mid-America in the event that New Enviroq violates the terms of this

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     paragraph 4 and that Mid-America shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such paragraph, which injunctive relief shall be in addition to any other rights or remedies available to Mid-America.
     4.   Confidentiality.  New Enviroq shall not divulge, communicate, use
          ---------------
to the detriment of Mid-America or the benefit of any other person or persons, any trade secret or other confidential information of Mid-America (including, without limitation, operating methods and procedures, lists of actual and potential sources of supply, customers and employees, costs, profits, markets, sales and plans for future developments) that is not publicly available other than as a result of New Enviroq's violation of this Agreement (all of the foregoing being hereinafter collectively referred to as "Proprietary Information"), it being understood that the Proprietary Information is a valuable property right and asset of Mid-America.
     5.   Notice.  Whenever notice is required or allowed by the provisions
          ------
of this Agreement to be given either to New Enviroq or to Mid-America, or whenever any notice or written communication shall be given among the New Enviroq and Mid-America, such notice shall be in writing and either hand-delivered or furnished by U.S. Certified Mail, return receipt requested, postage prepaid, addressed to New Enviroq or Mid-America as follows:

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New Enviroq:

     New Enviroq Corporation
     c/o William J. Long, President
     801 5th Avenue N.
     Birmingham, Alabama  35203

Mid-America:

     Insituform Mid-America, Inc.
     17988 Edison Avenue
     Chesterfield, Missouri  63005
     Attention:  Chairman of the Board

The parties hereto may from time to time designate in writing such other addresses as may be appropriate.
     6.   Governing Law.  The validity, interpretation and construction of
          -------------
this Agreement will be governed by the internal laws of the State of Delaware without regard to conflicts of laws principles.
     7.   Amendment.  This Agreement may be amended only by an instrument in
          ---------
writing executed by both of the parties hereto.
     8.   Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of, and be enforceable against, the parties hereto and their respective successors and assigns.
     9.   Entire Agreement.  This Agreement sets forth the entire agreement
          ----------------
and understanding among the parties hereto with respect to the subject matter hereof, and supersedes any prior negotiations, agreements, understandings or arrangements among the parties hereto with respect to the subject matter hereof.
     10.  Waivers.  Compliance with the provisions of this Agreement may be
          -------
waived only by an instrument in writing executed by the party granting the waiver.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the
     ------------------
day and year first above written.
                              INSITUFORM MID-AMERICA, INC.



                              By--------------------------------------------
                                ----------------------------, Its President

                                                 "Mid-America"


                              NEW ENVIROQ, INC.



                              By--------------------------------------------
                                ----------------------------, Its President

                                                 "New Enviroq"

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                           CONSULTING AGREEMENT
                           --------------------
          THIS CONSULTING AGREEMENT ("Agreement") is made and executed this
- ---- day of April, 1995, by and between INSITUFORM Mid-America, Inc., a Delaware corporation ("Mid-America"), and New Enviroq Corporation, a Delaware corporation, ("Consultant").

                           W I T N E S S E T H:

          WHEREAS, Mid-America is engaged in the business of rehabilitating, lining, relining, coating, constructing and reconstructing pipelines, sewers, conduits and passageways throughout the world; and

          WHEREAS, Mid-America and Consultant desire to enter into a Consulting Agreement on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutually dependent covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.   Retention of Services.  Mid-America hereby retains the
               ---------------------
consulting services of Consultant, and Consultant agrees to provide consulting services to Mid-America, under the terms and conditions set forth herein.

          2.   Term.  This Agreement shall become effective on the date
               ----
hereof and shall remain in full force and effect for a period of five (5) years, commencing on the date hereof.

          3.   Compensation.  Mid-America shall pay to Consultant for its
               ------------
services hereunder, and Consultant shall accept for such services, the sum of Two Hundred Thousand Dollars ($200,000.00) per annum, payable on or before April 18 of each consecutive year beginning April 18, 1995 (for an aggregate payment amount of $1,000,000).

          4.   Duties.  Consultant shall, at any reasonable time, as
               ------
specified below, and from time to time during the term hereof, as Mid-America may reasonably request, consult with, advise and otherwise assist the officers and administrative employees of Mid-America and its subsidiaries with respect to any phase of the business conducted by Mid-America. Without limiting the foregoing, Consultant shall consult with and assist Mid-America with respect to its cured in place or folded and formed underground pipeline replacement business activities. The availability of Consultant to perform the duties set forth hereunder shall at all times be subject to the health, the health of family members, personal vacation and travel schedule, and other business beyond the control of representatives of Consultant and their non-availability under any of such


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situations shall not be deemed a default by Consultant under this
Agreement.

          5.   Reimbursement of Expenses.  In the event that Mid-America
               -------------------------
shall specifically request Consultant to perform services that require its representatives to travel outside the metropolitan Jacksonville, Florida area or incur other extraordinary expenses, Mid-America shall reimburse Consultant for all reasonable expenses so incurred.

          6.   Relationship Between Parties.  The parties intend that the
               ----------------------------
relation between them created by this Agreement is that of contractor (Mid-America) and independent consultant (Consultant). No agent, employee, or servant of Mid-America shall be deemed to be the employee, agent, or servant of Consultant solely because of his or her relationship with Consultant, and none of the benefits provided by Mid-America to its employees, including, but not limited to, workers' compensation insurance and unemployment insurance, are available from Mid-America to Consultant.

          7.   Governing Law.  The validity, interpretation and construction
               -------------
of this Agreement will be governed by the laws of the state of Delaware.

          8.   Amendment.  This Agreement may be amended only by an
               ---------
instrument in writing executed by both of the parties hereto.

          9.   Assignment.  This Agreement shall not be assignable by either
party.         ----------

          10.  Entire Agreement.  This Agreement sets forth the entire
               ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes any prior negotiations, agreements, understandings or arrangements among the parties hereto with respect to the subject matter hereof.

          11.  Waivers.  Compliance with the provisions of this Agreement may
               -------
be waived only by an instrument in writing executed by the party granting the waiver.

                                *    *    *


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                              INSITUFORM MID-AMERICA, INC.



                              By:--------------------------------------
                                 --------------------------------------
                                 Its-----------------------------------

                                               "Mid-America"


                              NEW ENVIROQ CORPORATION


                              By:--------------------------------------
                                 --------------------------------------
                                 Its-----------------------------------

                                               "Consultant"


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